Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Manas Petroleum Corporation (An Exploration Stage Company)
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167390) of Manas Petroleum Corporation of our report dated March 27, 2013, relating to the consolidated financial statements, which appears in this Form 10-K.

Zurich, March 27, 2013

BDO Visura International AG

/s/ Andreas Wyss	/s/ Christoph Tschumi

Andreas Wyss	Christoph Tschumi